                                                                    EXHIBIT 23.2
                                                                    ------------

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Forms S-8) pertaining to the Boston Communications Group, Inc.'s Non-Statutory Stock Option of our report dated February 6, 1998 with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        /s/ ERNST & YOUNG LLP



Boston, Massachusetts
June 23, 1998